NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED JUNE 30, 2013

HIGHLIGHTS:

•	All time record net income for the current quarter of $22.7 million, an increase of 20 percent from the prior year second quarter net income of $19.0 million.

•	Current quarter diluted earnings per share of $0.31, an increase of 19 percent from the prior year second quarter diluted earnings per share of $0.26.

•	Completed the acquisition of Wheatland Bankshares, Inc., and its subsidiary, First State Bank in Wheatland, Wyoming.

•	Excluding the acquisition, the loan portfolio increased $98.4 million, or 3 percent, during the current quarter.

•	Current quarter net interest margin, on a tax-equivalent basis, of 3.30 percent, an increase of 16 basis points from the prior quarter net interest margin of 3.14 percent.

•	Dividend declared of $0.15 per share during the quarter, an increase of $0.01 per share from the prior quarter dividend per share of $0.14.

Results Summary

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income	$22,702	20,768	18,981	43,470	35,314
Diluted earnings per share	$0.31	0.29	0.26	0.60	0.49
Return on average assets (annualized)	1.17%	1.11%	1.04%	1.14%	0.97%
Return on average equity (annualized)	9.78%	9.20%	8.69%	9.49%	8.14%

KALISPELL, MONTANA, July 25, 2013 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income for the current quarter of $22.7 million, an increase of $3.7 million, or 20 percent, from the $19.0 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.31 per share, an increase of $0.05, or 19 percent, from the prior year second quarter diluted earnings per share of $0.26. “We continued to build momentum this quarter with our ability to generate good growth in both our earnings and balance sheet,” said Mick Blodnick President and Chief Executive Officer. “Loan growth in particular was a pleasant upside surprise and positions us to exceed our earlier projections for the year,” Blodnick said. “In addition, we expanded our net interest margin again and certainly hope this trend continues through the rest of the year.”

Net income for the six months ended June 30, 2013 was $43.5 million, an increase of $8.2 million, from the $35.3 million of net income for the prior year first six months. Diluted earnings per share for the first six months of the current year was $0.60 per share, an increase of $0.11, or 22 percent, from the diluted earnings per share in the prior year first six months.

On May 31, 2013, the Company completed the acquisition of Wheatland Bankshares, Inc., and its subsidiary, First State Bank which has community bank offices in Wheatland, Torrington, and Guernsey, Wyoming. First State Bank will operate as a division of Glacier Bank under the name “First State Bank, division of Glacier Bank.” Cash of $11.0 million and 1,455,256 shares of the Company’s common stock were issued in the acquisition which resulted in $13.4 million of goodwill. The Company incurred $571 thousand of legal and professional expenses in connection with the acquisition. The Company’s results of operations and financial condition include the acquisition of First State Bank from the acquisition date and the following table provides information on the fair value of selected classifications of assets and liabilities acquired:

(Dollars in thousands)	May 31, 2013
Total assets	$300,541
Investment securities, available-for-sale	75,643
Loans receivable	171,199
Non-interest bearing deposits	30,758
Interest bearing deposits	224,439
Federal Home Loan Bank advances	5,467

Asset Summary

				$ Change from	$ Change from
(Dollars in thousands)	June 30, 2013	December 31, 2012	June 30, 2012	December 31, 2012	June 30, 2012
Cash and cash equivalents	$132,456	187,040	140,419	(54,584)	(7,963)
Investment securities, available-for-sale	3,721,377	3,683,005	3,404,282	38,372	317,095
Loans receivable
Residential real estate	531,834	516,467	525,551	15,367	6,283
Commercial	2,544,787	2,278,905	2,293,876	265,882	250,911
Consumer and other	596,835	602,053	625,769	(5,218)	(28,934)
Loans receivable	3,673,456	3,397,425	3,445,196	276,031	228,260
Allowance for loan and lease losses	(130,883)	(130,854)	(137,459)	(29)	6,576
Loans receivable, net	3,542,573	3,266,571	3,307,737	276,002	234,836
Other assets	600,410	610,824	581,664	(10,414)	18,746
Total assets	$7,996,816	7,747,440	7,434,102	249,376	562,714

Excluding retained investment securities of $21.6 million from the acquisition of First State Bank, investment securities increased $41.7 million, or 1 percent, during the current quarter and increased $16.8 million, or less than 1 percent, from December 31, 2012. The Company continued to purchase investment securities during the current quarter primarily to offset principal payments. The investment securities purchased during the current quarter included U.S. agency mortgage-backed securities, U.S. agency collateralized mortgage obligations, corporate and municipal bonds. The investment securities represent 47 percent of total assets at June 30, 2013, compared to 48 percent at December 31, 2012 and 46 percent at June 30, 2012.

Excluding the loans receivable of $171.2 million from the acquisition of First State Bank, the loan portfolio increased $98.4 million, or 3 percent, during the current quarter and increased $57.1 million, or 2 percent, from the prior year second quarter. Excluding the acquisition, all loan categories increased during the current quarter with the largest increase in commercial loans, which increased $93.0 million, or 4 percent. Excluding the acquisition, commercial loans was the one loan category that increased from the prior year second quarter, which increased $106.7 million, or 5 percent, while consumer and other loans decreased $42.8 million, or 7 percent, and residential real estate loans decreased $6.9 million, or 1 percent, from the prior year second quarter. The decreases in consumer and other loans was primarily attributable to customers paying off home equity lines of credit.

Credit Quality Summary

	At or for the Six Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	June 30, 2013	December 31, 2012	June 30, 2012
Allowance for loan and lease losses
Balance at beginning of period	$130,854	137,516	137,516
Provision for loan losses	3,178	21,525	16,550
Charge-offs	(5,885)	(34,672)	(19,737)
Recoveries	2,736	6,485	3,130
Balance at end of period	$130,883	130,854	137,459
Other real estate owned	$40,713	45,115	69,170
Accruing loans 90 days or more past due	456	1,479	3,267
Non-accrual loans	89,355	96,933	126,463
Total non-performing assets [1]	$130,524	143,527	198,900
Non-performing assets as a percentage of subsidiary assets	1.64%	1.87%	2.69%
Allowance for loan and lease losses as a percentage of non-performing loans	146%	133%	106%
Allowance for loan and lease losses as a percentage of total loans	3.56%	3.85%	3.99%
Net charge-offs as a percentage of total loans	0.09%	0.83%	0.48%
Accruing loans 30-89 days past due	$22,062	27,097	48,707
__________
1 As of June 30, 2013, non-performing assets have not been reduced by U.S. government guarantees of $2.9 million.

During the first half of 2013, the Company continued to maintained the positive trend of reducing non-performing assets that was established throughout 2012. Non-performing assets at June 30, 2013 were $131 million, a decrease of $4.9 million, or 4 percent, during the current quarter and a decrease of $68.4 million, or 34 percent, from a year ago. The largest category of non-performing assets was the land, lot and other construction category which was $57.9 million, or 44 percent, of the non-performing assets at June 30, 2013. Included in this category was $26.0 million of land development loans and $15.6 million in unimproved land loans at June 30, 2013. The Company has continued to reduce the land, lot and other construction category over the prior two and one-half years. This category of non-performing assets was further reduced by $4.4 million, or 7 percent, during the current quarter.

“The quarter saw noted improvement in early stage delinquencies and further reduction in net charge offs,” said Blodnick. “Net charge-offs through the first half of the year are trending at less than one third our expectations, and if that pace continues through the second half of the year would once again approach levels we experienced historically prior to the credit crisis,” Blodnick said. “Including the pending acquisition of North Cascades National Bank, we are also fortunate to be adding two new bank partners that bring excellent credit quality to our Company along with further diversification of our loan portfolio.” The Company’s early stage delinquencies (accruing loans 30-89 days past due) of $22.1 million at June 30, 2013 decreased $10.2 million, or 32 percent, from the prior quarter and decreased $26.6 million, or 55 percent, from the prior year second quarter early stage delinquencies.

At June 30, 2013, the allowance for loan and lease losses (“allowance”) was $131 million, a decrease of $6.6 million from a year ago. The allowance was 3.56 percent of total loans outstanding at June 30, 2013, a decrease of 28 basis points from 3.84 percent at March 31, 2013, of which 17 basis points was attributable to no allowance being carried over from the First State Bank acquisition. The allowance was 146 percent of non-performing loans at June 31, 2013, an increase from 133 percent at December 31, 2012 and an increase from 106 percent at June 30, 2012.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2013	$1,078	1,030	3.56%	0.60%	1.64%
First quarter 2013	2,100	2,119	3.84%	0.95%	1.79%
Fourth quarter 2012	2,275	8,081	3.85%	0.80%	1.87%
Third quarter 2012	2,700	3,499	4.01%	0.83%	2.33%
Second quarter 2012	7,925	7,052	3.99%	1.41%	2.69%
First quarter 2012	8,625	9,555	3.98%	1.24%	2.91%
Fourth quarter 2011	8,675	9,252	3.97%	1.42%	2.92%
Third quarter 2011	17,175	18,877	3.92%	0.60%	3.49%

The Company continued to experience another quarter of decreases in net charged-off loans with the improved credit quality. Net charged-off loans of $1.0 million during the current quarter decreased $1.1 million, or 51 percent, compared to the prior quarter and decreased $6.0 million, or 85 percent, from the prior year second quarter. The current quarter provision for loan losses of $1.1 million decreased $1.0 million from the prior quarter and decreased $6.8 million from the prior year second quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from	$ Change from
(Dollars in thousands)	June 30, 2013	December 31, 2012	June 30, 2012	December 31, 2012	June 30, 2012
Non-interest bearing deposits	$1,236,104	1,191,933	1,066,662	44,171	169,442
Interest bearing deposits	4,122,093	4,172,528	3,915,607	(50,435)	206,486
Repurchase agreements	300,024	289,508	466,784	10,516	(166,760)
FHLB advances	1,217,445	997,013	906,029	220,432	311,416
Other borrowed funds	8,489	10,032	9,973	(1,543)	(1,484)
Subordinated debentures	125,490	125,418	125,347	72	143
Other liabilities	58,169	60,059	67,519	(1,890)	(9,350)
Total liabilities	$7,067,814	6,846,491	6,557,921	221,323	509,893

Non-interest bearing deposits of $1.236 billion increased $44.2 million, or 4 percent, from December 31, 2012 and increased $169 million, or 16 percent, from June 30, 2012. Excluding non-interest bearing deposits of $30.8 million from the First State Bank acquisition, non-interest bearing deposits at June 30, 2013 increased $13.4 million, or 1 percent, since December 31, 2012 and increased $139 million, or 13 percent, since June 30, 2012.

Interest bearing deposits of $4.122 billion at June 30, 2013 included $372 million of wholesale deposits (i.e., brokered deposits classified as NOW, money market deposit and certificate accounts). Excluding interest bearing deposits of $224 million from the First State Bank acquisition, interest bearing deposits at June 30, 2013 decreased $275 million, or 7 percent, since December 31, 2012 and was primarily a result of a decrease of $262 million in wholesale deposits. Excluding the acquisition, interest bearing deposits at June 30, 2013 decreased $18.0 million, or less than 1 percent, from June 30, 2012 and included a decrease of $97.6 million in wholesale deposits.

Repurchase agreements of $300 million at June 30, 2013 decreased $167 million, or 36 percent, from the prior year second quarter and was primarily due to a decrease of $185 million in wholesale repurchase agreements. Federal Home Loan Bank (“FHLB”) advances increased $220 million from the prior year end and increased $311 million since the prior year second quarter as a result of decreased brokered deposits or wholesale repurchase agreements and the increased need for funding.

Stockholders’ Equity Summary

				$ Change from	$ Change from
(Dollars in thousands, except per share data)	June 30, 2013	December 31, 2012	June 30, 2012	December 31, 2012	June 30, 2012
Common equity	$905,620	852,987	832,128	52,633	73,492
Accumulated other comprehensive income	23,382	47,962	44,053	(24,580)	(20,671)
Total stockholders’ equity	929,002	900,949	876,181	28,053	52,821
Goodwill and core deposit intangible, net	(126,771)	(112,274)	(113,297)	(14,497)	(13,474)
Tangible stockholders’ equity	$802,231	788,675	762,884	13,556	39,347
Stockholders’ equity to total assets	11.62%	11.63%	11.79%
Tangible stockholders’ equity to total tangible assets	10.19%	10.33%	10.42%
Book value per common share	$12.63	12.52	12.18	0.11	0.45
Tangible book value per common share	$10.91	10.96	10.61	(0.05)	0.30
Market price per share at end of period	$22.19	14.71	15.46	7.48	6.73

Tangible stockholders’ equity of $802 million increased $13.6 million, or 2 percent, from the prior year end as a result of stock issued in connection with the acquisition of First State Bank and an increase in earnings retention which was offset by the decrease in accumulated other comprehensive income. Tangible book value per common share of $10.91 decreased $0.05 per share from the prior year end as a result of the increased stock issued from the acquisition.

Cash Dividend
On June 27, 2013, the Company’s Board of Directors declared a cash dividend of $0.15 per share, payable July 18, 2013 to shareholders of record on July 9, 2013. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2013
Compared to March 31, 2013 and June 30, 2012

Revenue Summary

	Three Months ended
(Dollars in thousands)	June 30, 2013	March 31, 2013	June 30, 2012
Net interest income
Interest income	$62,151	57,955	64,192
Interest expense	7,185	7,458	9,044
Total net interest income	54,966	50,497	55,148
Non-interest income
Service charges, loan fees, and other fees	12,971	11,675	12,404
Gain on sale of loans	7,472	9,089	7,522
Gain (loss) on sale of investments	241	(137)	—
Other income	2,538	2,323	1,865
Total non-interest income	23,222	22,950	21,791
	$78,188	73,447	76,939
Net interest margin (tax-equivalent)	3.30%	3.14%	3.49%

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	March 31, 2013	June 30, 2012	March 31, 2013	June 30, 2012
Net interest income
Interest income	$4,196	$(2,041)	7%	(3)%
Interest expense	(273)	(1,859)	(4)%	(21)%
Total net interest income	4,469	(182)	9%	—%
Non-interest income
Service charges, loan fees, and other fees	1,296	567	11%	5%
Gain on sale of loans	(1,617)	(50)	(18)%	(1)%
Gain (loss) on sale of investments	378	241	(276)%	n/m
Other income	215	673	9%	36%
Total non-interest income	272	1,431	1%	7%
	$4,741	$1,249	6%	2%

_______
n/m - not measurable

Net Interest Income
The current quarter net interest income of $55.0 million increased $4.5 million, or 9 percent, over the prior quarter and decreased $182 thousand, or less than 1 percent, over the prior year second quarter. The current quarter interest income of $62.2 million increased $4.2 million, or 7 percent, over the prior quarter primarily as a result of the increase in interest income on the commercial loans and the increase in interest income on the investment portfolio. The current quarter increase in interest income on the investment portfolio was primarily a result of a decrease in premium amortization (net of discount accretion) on the investment securities (“premium amortization”). The Company has experienced a decrease in premium amortization for a second consecutive quarter, which has been a benefit to the Company compared to the significant increases experienced during the preceding seven quarters. Included in the current quarter interest income was $18.4 million of premium amortization on investment securities compared to $21.4 million in the prior quarter. The current quarter decrease in premium amortization on investment securities was $3.0 million during the current quarter compared to a decrease of $1.9 million in premium amortization in the prior quarter.

The current quarter interest expense of $7.2 million decreased 273 thousand, or 4 percent, from the prior quarter and decreased $1.9 million, or 21 percent, from the prior year second quarter. The cost of total funding (including non-interest bearing deposits) for the current quarter was 43 basis points compared to 46 basis points for the prior quarter and 57 basis points for the prior year second quarter.

The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.30 percent, an increase of 16 basis points from the prior quarter net interest margin of 3.14 percent. Consistent with the prior quarter increase in the net interest margin, the increase during the current quarter was primarily attributable to the increased yield on the investment securities which was driven by a decrease in the premium amortization. Of the 33 basis points increase in yield on the investment securities in the current quarter, 34 basis points was due to the decrease in premium amortization. The premium amortization in the current quarter accounted for a 103 basis points reduction in the net interest margin compared to a 123 basis points reduction in the prior quarter and 94 basis points reduction in the net interest margin in the prior year second quarter. “We saw further improvement in our net interest margin as premium amortization continued to decline,” said Ron Copher, Chief Financial Officer.  “We're hopeful the second half of the year will allow this trend to continue and a combination of slower refinance volume, a change in the mix of our investments, and much better loan growth all contribute to an increase in interest income.”

Non-interest Income
Non-interest income for the current quarter totaled $23.2 million, an increase of $272 thousand over the prior quarter and an increase of $1.4 million over the same quarter last year. Service charge fee income increased $1.3 million, or 11 percent, from the prior quarter as a result of seasonal activity. Service charge fee income increased $567 thousand, or 5 percent, from the prior year second quarter. Although refinance activity remained historically elevated, gain of $7.5 million on the sale of loans for the current quarter decreased $1.6 million, or 18 percent, from the prior quarter as the Company has started to experience a slowing of refinance activity. Gain on sale of loans for the current quarter decreased $50 thousand, or 66 basis points, from the prior year second quarter. Other income of $2.5 million for the current quarter increased $673 thousand, or 36 percent, from the prior year second quarter primarily as a result of increases in income related to other real estate owned. Included in other income was operating revenue of $93 thousand from other real estate owned and gain of $622 thousand on the sales of other real estate owned, which totaled $715 thousand for the current quarter compared to $726 thousand for the prior quarter and $414 thousand for the prior year second quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	June 30, 2013	March 31, 2013	June 30, 2012
Compensation and employee benefits	$24,917	24,577	23,684
Occupancy and equipment	5,906	5,825	5,825
Advertising and promotions	1,621	1,548	1,713
Outsourced data processing	813	825	788
Other real estate owned	2,968	884	2,199
Federal Deposit Insurance Corporation premiums	1,154	1,304	1,300
Core deposit intangibles amortization	505	486	535
Other expense	10,597	7,985	10,146
Total non-interest expense	$48,481	43,434	46,190

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	March 31, 2013	June 30, 2012	March 31, 2013	June 30, 2012
Compensation and employee benefits	$340	$1,233	1%	5%
Occupancy and equipment	81	81	1%	1%
Advertising and promotions	73	(92)	5%	(5)%
Outsourced data processing	(12)	25	(1)%	3%
Other real estate owned	2,084	769	236%	35%
Federal Deposit Insurance Corporation premiums	(150)	(146)	(12)%	(11)%
Core deposit intangibles amortization	19	(30)	4%	(6)%
Other expense	2,612	451	33%	4%
Total non-interest expense	$5,047	$2,291	12%	5%

Non-interest expense of $48.5 million for the current quarter increased by $5.0 million, or 12 percent, from the prior quarter and increased by $2.3 million, or 5 percent, from the prior year second quarter. Compensation and employee benefits increased by $340 thousand, or 1 percent, from the prior quarter and increased $1.2 million, or 5 percent, from the prior year second quarter as a result of the First State Bank acquisition and annual salary increases. Other real estate owned expense increased $2.1 million, or 236 percent, from the prior quarter and increased $769 thousand, or 35 percent, from the prior year second quarter. The current quarter other real estate owned expense of $3.0 million included $1.2 million of operating expense, $1.7 million of fair value write-downs, and $67 thousand of loss on sale of other real estate owned. Other real estate owned expense will fluctuate as the Company continues to work through non-performing loans and dispose of foreclosed properties. Other expense increased by $2.6 million, or 33 percent, from the prior quarter primarily from legal and professional expenses associated with the acquisition and expenses connected with New Market Tax Credit investments.

Efficiency Ratio
The efficiency ratio for the current quarter was 56 percent compared to 54 percent for the prior year second quarter. The increase in the efficiency ratio was primarily driven by the increase in non-interest expense.

Operating Results for Six Months ended June 30, 2013
Compared to June 30, 2012

Revenue Summary

	Six Months ended
(Dollars in thousands)	June 30, 2013	June 30, 2012	$ Change	% Change
Net interest income
Interest income	$120,106	$132,076	$(11,970)	(9)%
Interest expense	14,643	18,642	(3,999)	(21)%
Total net interest income	105,463	113,434	(7,971)	(7)%
Non-interest income
Service charges, loan fees, and other fees	24,646	23,842	804	3%
Gain on sale of loans	16,561	14,335	2,226	16%
Gain on sale of investments	104	—	104	n/m
Other income	4,861	3,952	909	23%
Total non-interest income	46,172	42,129	4,043	10%
	$151,635	$155,563	$(3,928)	(3)%
Net interest margin (tax-equivalent)	3.23%	3.61%

_______
n/m - not measurable

Net Interest Income
Net interest income for the first six months of the current year decreased $8.0 million, or 7 percent, over the same period last year. Interest income decreased $12.0 million, or 9 percent, while interest expense decreased $4.0 million, or 21 percent, from the first six months of 2012 and was principally due to the increase in premium amortization on investment securities and the reduction of yields on loan balances. Interest income was reduced by $39.8 million in premium amortization on investment securities which was an increase of $10.6 million from the first six months of the prior year. The decrease in interest expense during the current year was primarily attributable to the decreases in interest rates on interest bearing deposits and borrowings.  The funding cost (including non-interest bearing deposits) for the first six months of 2013 was 44 basis points compared to 59 basis points for the first six months 2012.

The net interest margin, on a tax-equivalent basis, for the first six months of 2013 was 3.23 percent, a 38 basis points reduction from the net interest margin of 3.61 percent for the first six months of 2012. The reduction was attributable to a lower yield on loans and higher premium amortization on investment securities, both of which outpaced the reduction in funding cost. The premium amortization for the first six months of 2013 accounted for a 111 basis points reduction in the net interest margin which was an increase of 24 basis points compared to the 87 basis points reduction in the net interest margin for the same period last year.

Non-interest Income
Non-interest income of $46.2 million for the first six months of 2013 increased $4.0 million, or 10 percent, over the same period last year. Gain on sale of loans for the first six months of 2013 increased $2.2 million, or 16 percent, from the first six months of 2012 as a result of greater refinance volume, which has recently started to slow down, and loan origination activity. Other income for the first six months of 2013 increased $909 thousand, or 23 percent, over the first six months of 2012. Included in other income was operating revenue of $155 thousand from other real estate owned and gains of $1.3 million on the sale of other real estate owned, which aggregated $1.4 million for the first six months of 2013 compared to $942 thousand for the same period in the prior year.

Non-interest Expense Summary

	Six Months ended
(Dollars in thousands)	June 30, 2013	June 30, 2012	$ Change	% Change
Compensation and employee benefits	$49,494	47,244	2,250	5%
Occupancy and equipment	11,731	11,793	(62)	(1)%
Advertising and promotions	3,169	3,115	54	2%
Outsourced data processing	1,638	1,634	4	—%
Other real estate owned	3,852	9,021	(5,169)	(57)%
Federal Deposit Insurance Corporation premiums	2,458	3,012	(554)	(18)%
Core deposit intangibles amortization	991	1,087	(96)	(9)%
Other expense	18,582	18,329	253	1%
Total non-interest expense	$91,915	95,235	(3,320)	(3)%

Compensation and employee benefits for the first six months of 2013 increased $2.3 million, or 5 percent. Other real estate owned expense of $3.9 million in the first six months of 2013 decreased $5.2 million, or 57 percent, from the first six months of the prior year. The other real estate owned expense for the first six months of 2013 included $1.6 million of operating expenses, $2.0 million of fair value write-downs, and $302 thousand of loss on sale of other real estate owned.

Provision for loan losses
The provision for loan losses was $3.2 million for the first six months of 2013, a decrease of $13.4 million, or 81 percent, from the same period in the prior year. Net charged-off loans during the first half of 2013 was $3.2 million, a decrease of $13.5 million from the first six months of 2012.

Efficiency Ratio
The efficiency ratio was 55 percent for the first six months of 2013 and 53 percent for the first six months of 2012. Although there was an increase in non-interest income from the first six months of the prior year, it was not enough to offset the decrease in net interest income which resulted in the increase in the efficiency ratio.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 63 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, operating in Wyoming; and Bank of the San Juans, Durango, operating in Colorado.

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio, including as a result of a slow recovery in the housing and real estate markets in its geographic areas;

•	increased loan delinquency rates;

•
the risks presented by a slow economic recovery, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company’s net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company’s business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital in the future;

•	competition from other financial services companies in the Company’s markets;

•	loss of services from the CEO and senior management team;

•	potential interruption or breach in security of the Company’s systems; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	June 30, 2013	March 31, 2013	December 31, 2012	June 30, 2012
Assets
Cash on hand and in banks	$105,272	88,132	123,270	92,119
Interest bearing cash deposits and federal funds sold	27,184	40,925	63,770	48,300
Cash and cash equivalents	132,456	129,057	187,040	140,419
Investment securities, available-for-sale	3,721,377	3,658,037	3,683,005	3,404,282
Loans held for sale	95,495	88,035	145,501	88,442
Loans receivable	3,673,456	3,403,845	3,397,425	3,445,196
Allowance for loan and lease losses	(130,883)	(130,835)	(130,854)	(137,459)
Loans receivable, net	3,542,573	3,273,010	3,266,571	3,307,737
Premises and equipment, net	161,918	159,224	158,989	159,432
Other real estate owned	40,713	43,975	45,115	69,170
Accrued interest receivable	43,593	39,024	37,770	37,108
Deferred tax asset	35,115	17,449	20,394	22,892
Core deposit intangible, net	7,262	5,688	6,174	7,197
Goodwill	119,509	106,100	106,100	106,100
Non-marketable equity securities	49,752	48,812	48,812	50,371
Other assets	47,053	40,826	41,969	40,952
Total assets	$7,996,816	7,609,237	7,747,440	7,434,102
Liabilities
Non-interest bearing deposits	$1,236,104	1,180,738	1,191,933	1,066,662
Interest bearing deposits	4,122,093	4,192,477	4,172,528	3,915,607
Securities sold under agreements to repurchase	300,024	312,505	289,508	466,784
Federal Home Loan Bank advances	1,217,445	802,004	997,013	906,029
Other borrowed funds	8,489	10,276	10,032	9,973
Subordinated debentures	125,490	125,454	125,418	125,347
Accrued interest payable	3,824	4,095	4,675	5,076
Other liabilities	54,345	67,408	55,384	62,443
Total liabilities	7,067,814	6,694,957	6,846,491	6,557,921
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	736	720	719	719
Paid-in capital	672,035	642,285	641,737	641,656
Retained earnings - substantially restricted	232,849	221,200	210,531	189,753
Accumulated other comprehensive income	23,382	50,075	47,962	44,053
Total stockholders’ equity	929,002	914,280	900,949	876,181
Total liabilities and stockholders’ equity	$7,996,816	7,609,237	7,747,440	7,434,102
Number of common stock shares issued and outstanding	73,564,900	72,018,617	71,937,222	71,931,386

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months ended
(Dollars in thousands, except per share data)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Interest Income
Residential real estate loans	$7,026	7,260	7,495	14,286	15,279
Commercial loans	29,865	28,632	30,430	58,497	61,471
Consumer and other loans	7,909	7,864	8,813	15,773	17,983
Investment securities	17,351	14,199	17,454	31,550	37,343
Total interest income	62,151	57,955	64,192	120,106	132,076
Interest Expense
Deposits	3,474	3,712	4,609	7,186	9,563
Securities sold under agreements to repurchase	210	227	303	437	602
Federal Home Loan Bank advances	2,648	2,651	3,218	5,299	6,599
Federal funds purchased and other borrowed funds	54	52	61	106	123
Subordinated debentures	799	816	853	1,615	1,755
Total interest expense	7,185	7,458	9,044	14,643	18,642
Net Interest Income	54,966	50,497	55,148	105,463	113,434
Provision for loan losses	1,078	2,100	7,925	3,178	16,550
Net interest income after provision for loan losses	53,888	48,397	47,223	102,285	96,884
Non-Interest Income
Service charges and other fees	11,818	10,586	11,291	22,404	21,783
Miscellaneous loan fees and charges	1,153	1,089	1,113	2,242	2,059
Gain on sale of loans	7,472	9,089	7,522	16,561	14,335
Gain (loss) on sale of investments	241	(137)	—	104	—
Other income	2,538	2,323	1,865	4,861	3,952
Total non-interest income	23,222	22,950	21,791	46,172	42,129
Non-Interest Expense
Compensation and employee benefits	24,917	24,577	23,684	49,494	47,244
Occupancy and equipment	5,906	5,825	5,825	11,731	11,793
Advertising and promotions	1,621	1,548	1,713	3,169	3,115
Outsourced data processing	813	825	788	1,638	1,634
Other real estate owned	2,968	884	2,199	3,852	9,021
Federal Deposit Insurance Corporation premiums	1,154	1,304	1,300	2,458	3,012
Core deposit intangibles amortization	505	486	535	991	1,087
Other expense	10,597	7,985	10,146	18,582	18,329
Total non-interest expense	48,481	43,434	46,190	91,915	95,235
Income Before Income Taxes	28,629	27,913	22,824	56,542	43,778
Federal and state income tax expense	5,927	7,145	3,843	13,072	8,464
Net Income	$22,702	20,768	18,981	43,470	35,314
Basic earnings per share	$0.31	0.29	0.26	0.60	0.49
Diluted earnings per share	$0.31	0.29	0.26	0.60	0.49
Dividends declared per share	$0.15	0.14	0.13	0.29	0.26
Average outstanding shares - basic	72,480,019	71,965,665	71,928,697	72,224,263	71,921,885
Average outstanding shares - diluted	72,548,172	72,013,177	71,928,853	72,282,104	71,921,990

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Six Months ended
	June 30, 2013			June 30, 2013
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$594,543	7,026	4.73%	$606,133	14,286	4.71%
Commercial loans	2,381,231	29,865	5.03%	2,326,455	58,497	5.07%
Consumer and other loans	587,728	7,909	5.40%	587,581	15,773	5.41%
Total loans [1]	3,563,502	44,800	5.04%	3,520,169	88,556	5.07%
Tax-exempt investment securities [2]	1,025,295	15,229	5.94%	992,693	29,379	5.92%
Taxable investment securities [3]	2,696,142	7,174	1.06%	2,691,461	11,946	0.89%
Total earning assets	7,284,939	67,203	3.70%	7,204,323	129,881	3.64%
Goodwill and intangibles	116,356			114,208
Non-earning assets	349,175			349,088
Total assets	$7,750,470			$7,667,619
Liabilities
Non-interest bearing deposits	$1,177,041	—	—%	$1,159,210	—	—%
NOW accounts	969,412	285	0.12%	967,616	558	0.12%
Savings accounts	513,840	58	0.05%	504,957	131	0.05%
Money market deposit accounts	999,353	497	0.20%	998,227	1,011	0.20%
Certificate accounts	1,120,206	2,292	0.82%	1,101,274	4,719	0.86%
Wholesale deposits [4]	552,539	342	0.25%	565,790	767	0.27%
FHLB advances	1,001,899	2,648	1.06%	961,997	5,299	1.11%
Repurchase agreements, federal funds purchased and other borrowed funds	424,246	1,063	1.00%	425,960	2,158	1.02%
Total funding liabilities	6,758,536	7,185	0.43%	6,685,031	14,643	0.44%
Other liabilities	60,553			59,168
Total liabilities	6,819,089			6,744,199
Stockholders’ Equity
Common stock	725			722
Paid-in capital	651,939			646,995
Retained earnings	233,104			226,806
Accumulated other comprehensive income	45,613			48,897
Total stockholders’ equity	931,381			923,420
Total liabilities and stockholders’ equity	$7,750,470			$7,667,619
Net interest income (tax-equivalent)		$60,018			$115,238
Net interest spread (tax-equivalent)			3.27%			3.20%
Net interest margin (tax-equivalent)			3.30%			3.23%
__________

[1]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[2]	Includes tax effect of $4.7 million and $9.0 million on tax-exempt investment security income for the three and six months ended June 30, 2013, respectively.

[3]	Includes tax effect of $379 thousand and $760 thousand on investment security tax credits for the three and six months ended June 30, 2013, respectively.

[4]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from	% Change from
(Dollars in thousands)	June 30, 2013	December 31, 2012	June 30, 2012	December 31, 2012	June 30, 2012
Custom and owner occupied construction	$35,529	40,327	39,052	(12)%	(9)%
Pre-sold and spec construction	36,967	34,970	49,638	6%	(26)%
Total residential construction	72,496	75,297	88,690	(4)%	(18)%
Land development	77,080	80,132	93,361	(4)%	(17)%
Consumer land or lots	100,549	104,229	114,475	(4)%	(12)%
Unimproved land	50,492	53,459	59,548	(6)%	(15)%
Developed lots for operative builders	15,105	16,675	21,101	(9)%	(28)%
Commercial lots	16,987	19,654	25,035	(14)%	(32)%
Other construction	90,735	56,109	32,079	62%	183%
Total land, lot, and other construction	350,948	330,258	345,599	6%	2%
Owner occupied	753,692	710,161	701,078	6%	8%
Non-owner occupied	475,991	452,966	444,419	5%	7%
Total commercial real estate	1,229,683	1,163,127	1,145,497	6%	7%
Commercial and industrial	470,178	420,459	413,908	12%	14%
1st lien	718,793	738,854	690,638	(3)%	4%
Junior lien	77,359	82,083	87,544	(6)%	(12)%
Total 1-4 family	796,152	820,937	778,182	(3)%	2%
Home equity lines of credit	304,859	319,779	338,459	(5)%	(10)%
Other consumer	123,947	109,019	109,043	14%	14%
Total consumer	428,806	428,798	447,502	—%	(4)%
Agriculture	238,136	145,890	162,534	63%	47%
Other	182,552	158,160	151,726	15%	20%
Loans held for sale	(95,495)	(145,501)	(88,442)	(34)%	8%
Total	$3,673,456	3,397,425	3,445,196	8%	7%

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accruing Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	June 30, 2013	December 31, 2012	June 30, 2012	June 30, 2013	June 30, 2013	June 30, 2013
Custom and owner occupied construction	$1,291	1,343	2,914	1,291	—	—
Pre-sold and spec construction	1,319	1,603	7,473	571	—	748
Total residential construction	2,610	2,946	10,387	1,862	—	748
Land development	26,004	31,471	47,154	15,591	—	10,413
Consumer land or lots	5,475	6,459	9,728	2,138	—	3,337
Unimproved land	15,611	19,121	28,914	13,259	—	2,352
Developed lots for operative builders	2,093	2,393	6,932	1,356	—	737
Commercial lots	3,185	1,959	2,581	318	—	2,867
Other construction	5,532	5,105	5,124	189	—	5,343
Total land, lot and other construction	57,900	66,508	100,433	32,851	—	25,049
Owner occupied	16,503	15,662	18,210	11,897	—	4,606
Non-owner occupied	5,091	4,621	3,509	3,525	—	1,566
Total commercial real estate	21,594	20,283	21,719	15,422	—	6,172
Commercial and industrial	7,103	5,970	8,077	7,030	22	51
1st lien	22,543	25,739	34,285	17,646	297	4,600
Junior lien	5,819	6,660	8,861	5,716	—	103
Total 1-4 family	28,362	32,399	43,146	23,362	297	4,703
Home equity lines of credit	6,107	8,041	6,939	5,483	90	534
Other consumer	449	441	405	244	47	158
Total consumer	6,556	8,482	7,344	5,727	137	692
Agriculture	6,146	6,686	7,541	3,101	—	3,045
Other	253	253	253	—	—	253
Total	$130,524	143,527	198,900	89,355	456	40,713

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from	% Change from
(Dollars in thousands)	June 30, 2013	December 31, 2012	June 30, 2012	December 31, 2012	June 30, 2012
Custom and owner occupied construction	$—	5	—	(100)%	n/m
Pre-sold and spec construction	—	893	968	(100)%	(100)%
Total residential construction	—	898	968	(100)%	(100)%
Land development	—	191	460	(100)%	(100)%
Consumer land or lots	338	762	1,650	(56)%	(80)%
Unimproved land	341	422	1,129	(19)%	(70)%
Developed lots for operative builders	146	422	199	(65)%	(27)%
Commercial lots	—	11	—	(100)%	n/m
Total land, lot and other construction	825	1,808	3,438	(54)%	(76)%
Owner occupied	7,297	5,523	10,943	32%	(33)%
Non-owner occupied	2,247	2,802	950	(20)%	137%
Total commercial real estate	9,544	8,325	11,893	15%	(20)%
Commercial and industrial	3,844	1,905	20,847	102%	(82)%
1st lien	2,807	7,352	7,220	(62)%	(61)%
Junior lien	980	732	880	34%	11%
Total 1-4 family	3,787	8,084	8,100	(53)%	(53)%
Home equity lines of credit	3,138	4,164	2,541	(25)%	23%
Other consumer	755	1,001	698	(25)%	8%
Total consumer	3,893	5,165	3,239	(25)%	20%
Agriculture	169	912	222	(81)%	(24)%
Total	$22,062	27,097	48,707	(19)%	(55)%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	June 30, 2013	December 31, 2012	June 30, 2012	June 30, 2013	June 30, 2013
Custom and owner occupied construction	$(1)	24	—	—	1
Pre-sold and spec construction	(16)	2,489	2,393	—	16
Total residential construction	(17)	2,513	2,393	—	17
Land development	(76)	3,035	2,706	247	323
Consumer land or lots	290	4,003	1,957	580	290
Unimproved land	233	636	517	256	23
Developed lots for operative builders	(11)	1,802	1,201	73	84
Commercial lots	251	362	(81)	254	3
Other construction	(128)	—	—	—	128
Total land, lot and other construction	559	9,838	6,300	1,410	851
Owner occupied	(306)	1,312	1,318	407	713
Non-owner occupied	268	597	189	288	20
Total commercial real estate	(38)	1,909	1,507	695	733
Commercial and industrial	823	2,651	819	1,374	551
1st lien	287	5,257	2,122	412	125
Junior lien	56	3,464	2,441	160	104
Total 1-4 family	343	8,721	4,563	572	229
Home equity lines of credit	1,346	2,124	807	1,466	120
Other consumer	141	262	32	344	203
Total consumer	1,487	2,386	839	1,810	323
Agriculture	21	125	94	21	—
Other	(29)	44	92	3	32
Total	$3,149	28,187	16,607	5,885	2,736

Visit our website at www.glacierbancorp.com